UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTECTIVE LIFE CORPORATION

SUPPLEMENTAL PROXY MATERIALS

APRIL 7, 2010

Due to an administrative error, the Proxy Statement for our 2010 annual meeting of share owners misstated the number of shares of our common stock outstanding on the record date and entitled to vote at the meeting.  (We inadvertently included Treasury shares in the number we provided.)   The correct number of shares is 85,592,950 (and not 88,776,960 shares, as shown on pages 1 and 18 of the Proxy Statement).  Also, the percentages of our common stock held by certain share owners as of the annual meeting record date (as shown on page 18) were stated incorrectly.  The correct percentages are:  All current directors and executive officers as a group (22 persons)—1.11%; BlackRock, Inc.—5.44%; and FRM LLC—11.83%.

A copy of the amendment to the Proxy Statement is on the other side of this document.  We apologize for any confusion this error may have caused.

DEFINITIVE ADDITIONAL MATERIAL

RELATED TO PROXY STATEMENT

FILED MARCH 31, 2010

I.              Protective Life Corporation (“Protective”) hereby amends its Definitive Proxy Statement filed on March 31, 2010 (“Definitive Proxy Statement”) to amend the question and answer on page 1 regarding the number of shares entitled to vote as follows:

How many shares are entitled to vote at the annual meeting?

On March 12, 2010, 85,592,950 shares of common stock were outstanding and entitled to vote at the meeting.  Each share of common stock is entitled to one vote on each proposal.

II.            Protective hereby amends its Definitive Proxy Statement to amend the percentage ownership of Protective’s common stock held by certain groups and by 5% or more beneficial owners, and to amend the number of shares outstanding on March 12, 2010 (as shown on page 18 of the Definitive Proxy Statement), as follows:

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of
	Beneficial Ownership (1)			Percent of
Name of Beneficial Owner	Sole Power (2)		Shared Power (2)	Class (1)

******************************************************************************

All current directors and executive officers as a group (22 persons)	823,046	(3)(4)	127,305	1.11%

5% or More Beneficial Owners:

BlackRock, Inc.	4,658,238	(6)	0	5.44%

FRM LLC	10,123,268	(7)	0	11.83%

* less than 1%

The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations.  Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power.  The total number of shares beneficially owned is subdivided, where applicable, into two categories:  shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared.  The percentage calculation is based on the aggregate number of shares beneficially owned and on 85,592,950 shares of common stock outstanding on March 12, 2010.